Exhibit 99.1

[Missing Graphic Reference]                                                                                               NEWS RELEASE

Investor Contact:                                                                                                                     Media Contact:
Dustin Stilwell                                                                                                                           Eva Schmitz
812.306.2964                                                                                                                              812.306.2424
dustinstilwell@berryplastics.com                                                                                         evaschmitz@berryplastics.com

FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Reports First Quarter 2013 Results

EVANSVILLE, Ind. – January 31, 2013 – Berry Plastics Group, Inc. (NYSE:BERY) today reported results for its fiscal first quarter 2013 referred to below as the December 2012 quarter:

•
Achieved a record for any first fiscal quarter with a December 2012 quarter Adjusted EBITDA of $176 million and LTM Adjusted EBITDA of $812 million with the leverage ratio (net debt/Adjusted EBITDA) at 4.9x, a reduction of 1.1x from the December  2011 quarter

•	Operating EBITDA increased 5 percent and Operating EBITDA margin increased to 16.1 percent from 14.4 percent in the December 2011 quarter
•
Announced the intention to obtain commitments for $1 billion of First Lien Senior Secured Term Loans to redeem the Company’s Second Priority Senior Secured Floating Notes due 2014, First Priority Senior Secured Floating Rate Notes due 2015, and 10¼% Senior Subordinated Notes due 2016

•	Adjusted net income (loss) per share of $0.08 for the quarter compared to ($0.05) in the December 2011 quarter
•	Adjusted free cash flow of $44 million for the December 2012 quarter

“Berry achieved an Operating EBITDA record for any December quarter, despite the continuation of challenges related to the overall state of the economy,” said Jon Rich, Chairman and CEO of Berry Plastics.  “The year-over-year improvements for the December quarter were achieved primarily through manufacturing improvements, aggressive cost reduction actions taken throughout 2012 and also in the current quarter, sourcing savings, and pricing actions taken to capture the value of our products.”

December 2012 Quarter Results
For the quarter ended December 2012, the Company’s net sales declined by 6 percent to $1,072 million from $1,137 million, primarily related to the pass through of lower raw material costs.  Physical volumes were flat for the December 2012 quarter versus December 2011 quarter in spite of weak demand resulting from ongoing sluggish economic activity including some modest effects from Hurricane Sandy.

	Quarterly Period Ended (Unaudited)
Net sales (in millions)	December 29, 2012	December 31, 2011	$ Change	% Change
Rigid Open Top	$259	$287	$(28)	(10%)
Rigid Closed Top	313	347	(34)	(10%)
Rigid Packaging	572	634	(62)	(10%)
Engineered Materials	325	328	(3)	(1%)
Flexible Packaging	175	175	—	—
Total Net Sales	$1,072	$1,137	$(65)	(6%)

Capital Structure and Adjusted Free Cash Flow
During the December 2012 quarter the Company used the proceeds from its IPO to repurchase its 11 percent Senior Subordinated Notes due in September 2016.  The ratio of net debt of $3,943 million to the Adjusted EBITDA for the four quarters ended December 29, 2012 of $812 million was 4.9x.  The ratio at the end of September 29, 2012 quarter was 5.5x.  Adjusted free cash flow was $44 million for the December 2012 quarter.  In January the Company announced its intention to obtain commitments for $1 billion of First Lien Senior Secured Term Loans, to be structured as an incremental facility under Berry’s existing term loan credit agreement.  Berry intends to use the net proceeds from the borrowing to redeem its Second Priority Senior Secured Floating Rate Notes due 2014, First Priority Senior Secured Floating Rate Notes due 2015 and 10¼% Senior Subordinated Notes due 2016.

	December 29, 2012	September 29, 2012
(in millions) (Unaudited)
Term loan	$1,134	$1,134
Revolving line of credit	44	73
First Priority Senior Secured Floating Rate Notes	681	681
8¼% First Priority Notes	370	370
Second Priority Senior Secured Floating Rate Notes	210	210
9 1/2% Second Priority Notes	500	500
Senior Unsecured Term Loan	18	39
9¾% Second Priority Notes	800	800
10¼% Senior Subordinated Notes	127	127
11% Senior Subordinated Notes	—	455
Debt discount, net	(8)	(9)
Capital leases and other	99	91
Cash and cash equivalents	(32)	(87)
Net Debt	$3,943	$4,384

Outlook
“For our March 2013 quarter, we anticipate a modest improvement in Operating EBITDA versus the prior year assuming that volumes improve in line with GDP forecasts.  We remain on track to achieve our financial performance goals for 2013.  As we move forward, Berry will remain focused on innovation, productivity, free cash flow generation, and further reduction of our debt,” said Rich.

Investor Conference Call
The Company will host a conference call on Friday, February 1, 2013, at 9:00 a.m. CST to discuss its First Quarter 2013 results.  The telephone number to access the conference call is (866) 847-7864 (domestic), or (703) 639-1430 (international), and use conference ID 1602821.  The call will last approximately one hour.  Interested parties are invited to listen to a live webcast by visiting the Company’s Investor Relations page at www.berryplastics.com.  Replay of the conference call can also be accessed on the Investor Relations page of the website.

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About Berry Plastics
Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers with annual net sales of $4.8 billion in fiscal 2012.  With world headquarters in Evansville, Indiana, the Company’s common stock is listed on the New York Stock Exchange under the ticker symbol BERY.  For additional information, visit the Company’s website at www.berryplastics.com.

Forward Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward looking” and are presented pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions.  All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.  These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.  All forward-looking statements are based upon information available to us on the date of this release.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, including, without limitation, in conjunction with the forward-looking statements included in this release.  All forward-looking information and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  Some of the factors that we believe could affect our results include:  (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis; (3) performance of our business and future operating results; (4) risks related to our acquisition strategy and integration of acquired businesses; (5) reliance on unpatented know-how and trade secrets; (6) increases in the cost of compliance with laws and regulations, including environmental, safety, and production and product laws and regulations; (7) risks related to disruptions in the overall economy and the financial markets may adversely impact our business; (8) catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (9) risks of competition, including foreign competition, in our existing and future markets;(10) general business and economic conditions, particularly an economic downturn; (11) the ability of our insurance to cover fully our potential exposures; and (12) the other factors discussed in the under the heading “Risk Factors” in our Annual Report on Form 10-K.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this release may not in fact occur.  Accordingly, readers should not place undue reliance on those statements.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Berry Plastics Group, Inc.
                                                                                                                            Consolidated Statements of Operations
(Unaudited)
(in millions, except per share data)

	Quarterly Period Ended
	December 29, 2012	December 31, 2011
Net sales	$1,072	$1,137
Costs and expenses:
Cost of goods sold	895	985
Selling, general and administrative	77	72
Amortization of intangibles	27	28
Restructuring and impairment charges	5	23
Operating income	68	29

Debt extinguishment	16	—
Other income	(3)	(4)
Interest expense	70	83
Loss before income taxes	(15)	(50)
Income tax benefit	(5)	(19)
Net loss	$(10)	$(31)

Net loss per share:
Basic	$(0.09)	$(0.37)
Diluted	(0.09)	(0.37)

Weighted-average number of shares outstanding: (in thousands)
Basic	111,352	83,851
Diluted	111,352	83,851

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Berry Plastics Group, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	December 29, 2012	September 29, 2012
	(unaudited)
Assets:
Cash and cash equivalents	$32	$87
Accounts receivable, net	396	455
Inventories	551	535
Other current assets	216	156
Property, plant and equipment, net	1,223	1,216
Goodwill, intangibles assets and other deferred costs	2,632	2,657
Total assets	$5,050	$5,106

Liabilities and stockholders' deficit
Current liabilities, excluding debt	670	606
Current and long-term debt	3,975	4,471
Other liabilities	718	481
Redeemable shares	—	23
Stockholders’ deficit	(313)	(475)
Total liabilities and stockholders' deficit	$5,050	$5,106

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Berry Plastics Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in millions)

	Quarterly Period Ended
	December 29, 2012	December 31, 2011

Net cash from operating activities	$87	$89

Cash flows from investing activities:
Additions to property, plant and equipment	(45)	(45)
Proceeds from sale of assets	2	8
Acquisitions of business, net of cash acquired	(20)	—
Net cash from investing activities	(63)	(37)

Cash flows from financing activities:
Proceeds from long-term borrowings	1	—
Repayment of long-term borrowings	(509)	(65)
Debt repurchase premium	(13)	—
Proceeds from issuance of common stock	4	—
Proceeds from initial public stock offering	438	—
Net cash from financing activities	(79)	(65)
Effect of exchange rate changes on cash	—	—
Net change in cash and cash equivalents	(55)	(13)
Cash and cash equivalents at beginning of period	87	42
Cash and cash equivalents at end of period	$32	$29

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Berry Plastics Group, Inc.
Condensed Consolidated Financial Statements
Segment Information
(Unaudited)
(in millions)

	Quarterly Period Ended
	December 29, 2012	December 31, 2011
Net sales:
Rigid Open Top	$259	$287
Rigid Closed Top	313	347
Rigid Packaging	$572	$634
Engineered Materials	325	328
Flexible Packaging	175	175
Total	$1,072	$1,137

Operating income (loss):
Rigid Open Top	$27	$31
Rigid Closed Top	18	3
Rigid Packaging	$45	$34
Engineered Materials	24	2
Flexible Packaging	(1)	(7)
Total	$68	$29

Depreciation and amortization:
Rigid Open Top	$23	$22
Rigid Closed Top	32	35
Rigid Packaging	$55	$57
Engineered Materials	18	17
Flexible Packaging	14	15
Total	$87	$89

Restructuring and impairment charges:
Rigid Open Top	$1	$—
Rigid Closed Top	2	5
Rigid Packaging	$3	$5
Engineered Materials	1	18
Flexible Packaging	1	—
Total	$5	$23

Other operating expenses:
Rigid Open Top	$2	$2
Rigid Closed Top	5	14
Rigid Packaging	$7	$16
Engineered Materials	3	(1)
Flexible Packaging	3	8
Total	$13	$23

Operating EBITDA:
Rigid Open Top	$53	$55
Rigid Closed Top	57	57
Rigid Packaging	$110	$112
Engineered Materials	46	36
Flexible Packaging	17	16
Total	$173	$164

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Berry Plastics Group, Inc.
Reconciliation Schedules
(Unaudited)
(in millions, except per share data)

	Quarterly Period Ended		Four Quarters Ended
	December 29, 2012	December 31, 2011	December 29, 2012

Net income (loss)	$(10)	$(31)	$23

Add: interest expense	70	83	315
Add: income tax expense (benefit)	(5)	(19)	16
EBIT	$55	33	$354

Add: depreciation and amortization	87	89	353
Add: restructuring and impairment	5	23	13
Add: extinguishment of debt	16	—	16
Add: non-cash stock compensation expense	4	1	5
Add: other expense	6	18	39
Operating EBITDA (1)	$173	164	$780

Add: pro forma acquisitions	—		6
Add: unrealized cost savings	3		26
Adjusted EBITDA (1)	$176		$812

Cash flow from operating activities	$87	$89
Additions to property, plant, and equipment, net	(43)	(37)
Adjusted free cash flow	$44	$52

Net income (loss) per share-diluted	$(0.09)	$(0.37)
Restructuring and impairment charges (net of tax)	0.03	0.17
Loss on extinguishment of debt (net of tax)	0.09	—
Non-cash stock compensation expense (net of tax)	0.02	0.01
Other expense (net of tax)	0.03	0.14
Adjusted net income (loss) per share	$0.08	$(0.05)

(1) Adjusted EBITDA, Adjusted free cash flow, and Adjusted net income should not be considered in isolation or construed as an alternative to our net income (loss) or other measures as determined in accordance with GAAP.  In addition, other companies in our industry or across different industries may calculate Adjusted EBITDA, Adjusted free cash flow, and Adjusted net income and the related definitions differently than we do, limiting the usefulness of our calculation of Adjusted EBITDA, Adjusted free cash flow, and Adjusted net income as comparative measures.  EBIT, Operating EBITDA, Adjusted EBITDA, Adjusted free cash flow, and Adjusted net income are among the indicators used by the Company’s management to measure the performance of the Company’s operations and thus the Company’s management believes such information may be useful to investors.  Such measures are also among the criteria upon which performance-based compensation may be based.

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